                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported)             December 15, 2003



                      Integrated Alarm Services Group, Inc.
-------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


        Delaware                      000-50343                  42-1578199
----------------------------       ----------------         -------------------
(State or Other Jurisdiction       (Commission File            (IRS Employer
     of Incorporation)                  Number)             Identification No.)



One Capital Center
99 Pine Street, 3rd Floor
Albany, New York                                               12207
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code         (518) 426-1515



                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


-------------------------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

On December 15, 2003, Integrated Alarm Services Group, Inc. (the "Company") purchased all of the issued and outstanding capital stock of Lane Security, Inc. ("Lane") for approximately $43 million in cash. This Amended Current Report on Form 8-K amends Item 7(a) of the Form 8-K filed on December 22, 2003, by attaching hereto as exhibit 99.2 and incorporating herein by reference the audited consolidated financial statements of Lane Security, Inc. and Subsidiaries for the ten-month period ended October 31, 2003 and the year ended December 31, 2002.


(b)   Pro Forma Financial Information

On December 15, 2003, the Company purchased all of the issued and outstanding capital stock of Lane for approximately $43 million in cash. This Amended Current Report on Form 8-K amends Item 7(b) of the Form 8-K filed on December 22, 2003, by attaching hereto as exhibit 99.3 and incorporating herein by reference the unaudited pro forma consolidated financial information of the Company and Lane.



(c)  Exhibits

99.2- Lane Security, Inc. and Subsidiaries - Report on Audit of Consolidated Financial Statements
99.3- Unaudited Pro Forma Consolidated Financial Information of Integrated Alarm Services Group, Inc. and Lane Security, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 1, 2004

                                           By: /s/ Michael T. Moscinski
                                               --------------------------------
                                           Name:  Michael T. Moscinski
                                           Title: Chief Financial Officer